                                                            EXHIBIT NO. 99.1(c)

                              MFS SERIES TRUST XI

                           VERTEX INTERNATIONAL FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated August 12, 2003, as amended, (the "Declaration"), of MFS Series Trust XI (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Vertex International Fund, a series of the Trust, has been terminated.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 9th day of December, 2003

JOHN W. BALLEN                            LAWRENCE T. PERERA
-----------------------------------       -----------------------------------
John W. Ballen                            Lawrence T. Perera
8 Orchard Road                            18 Marlborough Street
Southborough MA  01772                    Boston MA  02116


LAWRENCE H. COHN                          WILLIAM J. POORVU
-----------------------------------       -----------------------------------
Lawrence H. Cohn                          William J. Poorvu
45 Singletree Road                        975 Memorial Drive  Apt. 710
Chestnut Hill MA  02467                   Cambridge MA  02138


WILLIAM R. GUTOW                          JEFFREY L. SHAMES
-----------------------------------       -----------------------------------
William R. Gutow                          Jeffrey L. Shames
3 Rue Dulac                               38 Lake Avenue
Dallas TX  75230                          Newton MA  02459


J. ATWOOD IVES                            J. DALE SHERRATT
-----------------------------------       -----------------------------------
J. Atwood Ives                            J. Dale Sherratt
17 West Cedar Street                      86 Farm Road
Boston MA  02108                          Sherborn MA  01770


                                          ELAINE R. SMITH
-----------------------------------       -----------------------------------
Abby M. O'Neill                           Elaine R. Smith
200 Sunset Road                           75 Scotch Pine Road
Oyster Bay NY  11771                      Weston MA  02493


KEVIN R. PARKE                            WARD SMITH
-----------------------------------       -----------------------------------
Kevin R. Parke                            Ward Smith
33 Liberty Street                         36080 Shaker Blvd.
Concord MA  01742                         Hunting Valley OH  44022